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                                                                    Exhibit 23.4

CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

    I consent to become a director of Zebu on or before the closing of its initial public offering. I also consent to the use of my name and information I provided about myself in the registration statement on Form S-1 for the initial public offering.

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
Date: February 29, 2000                           Signature:     /s/ RANDALL J. WOLF
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                                                  Printed Name:  Randall J. Wolf
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